Exhibit 10.21(b)

AMENDMENT TO GUARANTY AGREEMENT

THIS AMENDMENT TO GUARANTY AGREEMENT (this “Amendment”), is dated for reference purposes July 12, 2007, and is by and between TOM T. O’KEEFE (“Guarantor”), and BENAROYA CAPITAL COMPANY, L.L.C., a Washington limited liability company (“Lender”).

WITNESSETH:

A. Tully’s Coffee Corporation, a Washington corporation (“Borrower”), has obtained a loan in the principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (the “Loan”) from Lender.

B. Guarantor has executed that certain Guaranty Agreement dated April 25, 2007 (the “Guaranty”). All words defined in the Guaranty that begin with a capital letter in this Amendment shall have the same meaning in this Amendment as in the Guaranty.

C. Borrower and Lender have agreed to increase the loan evidenced by the Note to up to $10,000,000.00, and to extend the “Maturity Date” (as defined in the Note) and Borrower and Lender have executed that certain Amendment to Secured Promissory Note and Security Agreement of even date herewith (the “Amendment to Note”).

NOW, THEREFORE, to induce Lender to amend the Loan and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Guarantor hereby amends the Guaranty as follows:

1. The amount of the Loan and the Note as set forth in the Guaranty are hereby amended to read Ten Million and 00/100 Dollars ($10,000,000.00). By his execution of this Amendment, Guarantor hereby (a) approves the increase in the amount of the Loan and the extension of the Maturity Date, (b) agrees that nothing contained in the Amendment to Note shall in any way terminate or amend his guaranty, (c) subordinates his security interest in the Collateral (as defined in the Security Agreement) to the security interest of Holder which secures repayment of the Note, as amended by the Amendment to Note, and (d) agrees that Guarantor is guaranteeing Maker’s repayment of the Note as increased by the Amendment to Note.

2. Except as set forth in this Amendment, the Guaranty shall remain in full force and effect as originally executed by Guarantor.

IN WITNESS WHEREOF, Guarantor has executed this Amendment as of the day and year first above written.

/s/ Tom T. O’Keefe
Tom T. O’Keefe